UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2013

Tower Group International, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-35834	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Bermuda Commercial Bank Building

19 Par-La-Ville Road

Hamilton, HM 11, Bermuda

(Address of principal executive office)

(441) 279-6610

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

On November 6, 2013, the board of directors (the “Board”) of Tower Group International, Ltd. (the “Company”), approved a form of amendment (the “Form of Amendment”) to be entered into by the Company with each of the Company’s directors and certain of the Company’s executive officers to the indemnification agreements, dated as of March 13, 2013, between the Company and each of such directors and executive officers (the “Indemnification Agreements”). The Form of Amendment, among other matters, (i) adds provisions to the Indemnification Agreements regarding contribution to amounts paid in respect of proceedings for which there is joint liability between the indemnitee and the Company, (ii) amends a provision in the Indemnification Agreements providing for compensation for depositions of or testimony by the indemnitee, and (iii) amends the procedure pursuant to which the Company determines eligibility for indemnification.

The foregoing is only a brief description of the Form of Amendment, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Form of Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

10.1	Form of Amendment to the indemnification agreements, dated as of March 13, 2013, between the Company and each of the Company’s directors and certain of the Company’s executive officers

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group International, Ltd.
Registrant

Date: November 8, 2013	/s/ Elliot S. Orol
ELLIOT S. OROL
Senior Vice President, General Counsel and Secretary